                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           First Bell Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           FIRST BELL BANCORP, INC.
                        300 Delaware Avenue, Suite 1704
                          Wilmington, Delaware 19801
                                (302) 427-7883

                                                             March 17, 2000

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of First Bell Bancorp, Inc. (the "Company"), the holding company for Bell Federal Savings and Loan Association of Bellevue (the "Association"), which will be held on April 24, 2000, at 3:00 p.m., Eastern Daylight Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania.

   The attached notice of the meeting and proxy statement describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present at the meeting to respond to any questions that stockholders may have regarding the business to be transacted.

   For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" each of the nominees as directors specified under Proposal 1 and "FOR" Proposal 2, the ratification of auditors, and "AGAINST" Proposal 3, the shareholder proposal described in the proxy statement.

   Please sign and return the enclosed proxy promptly. Your cooperation is appreciated since a majority of the Company's common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend the Meeting, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented.

   On behalf of the Board of Directors and all of the employees of the Company and the Association, I wish to thank you for your continued support.

                                    Sincerely yours,
                                    /s/Albert H. Eckert, II

                                    Albert H. Eckert, II
                                    President and Chief Executive Officer

                           FIRST BELL BANCORP, INC.
                        300 Delaware Avenue, Suite 1704
                          Wilmington, Delaware 19801
                                (302) 427-7883
                           -------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On April 24, 2000
                           -------------------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Bell Bancorp, Inc. (the "Company") will be held on April 24, 2000, at 3:00 p.m., Eastern Daylight Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania.

   The annual meeting is for the purpose of considering and voting upon the following matters:

   1. The election of three directors for terms of three years each;

   2. The ratification of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

   3. Such other matters, including the shareholder proposal described in the enclosed proxy statement, as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

   The Board of Directors has established March 1, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the annual meeting will be available at Bell Federal Savings and Loan Association of Bellevue, 532 Lincoln Avenue, Bellevue, Pennsylvania 15202, for a period of ten days prior to the annual meeting and will also be available for inspection at the annual meeting.

                                         By Order of the Board of Directors

                                         /s/Robert C. Baierl

                                         Robert C. Baierl
                                         Secretary

Wilmington, Delaware
March 17, 2000

                           FIRST BELL BANCORP, INC.

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                April 24, 2000
                               ----------------

Solicitation and Voting of Proxies

   This proxy statement is being furnished to stockholders of First Bell Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on April 24, 2000, at 3:00 p.m., Eastern Daylight Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania and at any adjournments thereof. The 1999 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 1999, accompanies this proxy statement, which is first being mailed to stockholders on or about March 17, 2000.

   Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" the election of each of the nominees for directors named in this proxy statement and "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2000 and "AGAINST" the shareholder proposal described in this proxy statement.

   Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

   A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockowner whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Meeting.

   The cost of solicitation of proxies on behalf of management will be borne by the Company. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and the Association, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so. In addition, the Company has retained MATCO Incorporated ("MATCO") to assist in the solicitation of proxies from beneficial owners of shares held of record by brokerage houses, banks and other custodians, nominees, fiduciaries or other stockholders. The Company expects to pay approximately $25,000 for the solicitation of proxies.

Voting Securities

   The securities which may be voted at the Meeting consist of shares of common stock, par value $0.01 per share, of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting except as described below. There is no cumulative voting for the election of directors.

   The close of business on March 1, 2000, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding and entitled to vote on the Record Date was 5,104,763 shares.

   As provided in the Company's certificate of incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's certificate of incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

   The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's certificate of incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

   As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Delaware law and the Company's certificate of incorporation and bylaws, directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

   As to the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company, the shareholder proposal described in this proxy statement and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's certificate of incorporation and bylaws, unless otherwise required by law, the ratification of Deloitte & Touche LLP as independent auditors and the adoption of the shareholder proposal shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes or (b) proxies marked "ABSTAIN" as to that matter.

   Proxies solicited hereby will be returned to the transfer agent, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

   The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than five percent of the outstanding shares of Common Stock of the Company on the Record Date. This information is based on certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owns more than 5% of the Common Stock as of the Record Date.

                                                         Amount and
                                                         Nature of
                                                         Beneficial   Percent
 Title of Class  Name and Address of Beneficial Owner    Ownership    of Class
 -------------- --------------------------------------   ----------   --------
 Common Stock   Bell Federal Savings and Loan             665,723(1)   13.04%
                Association of Bellevue Employee Stock
                Ownership Plan ("ESOP")
                532 Lincoln Avenue
                Bellevue, Pennsylvania 15202

 Common Stock   Reams Asset Management Company            267,800(2)    5.25%
                227 Washington Street
                Columbus, Indiana 47201

--------------------
(1) The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. As of the Record Date, 136,317 shares have been allocated to participants' accounts and remain in the ESOP. Under the ESOP, unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) Based on information contained in a Schedule 13F as of December 31, 1999 filed with the SEC on February 7, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

                       PROPOSAL 1. ELECTION OF DIRECTORS

   Pursuant to its bylaws, the number of directors of the Company is set at nine members unless otherwise designated by the Board of Directors. The Company's certificate of incorporation requires that the directors be divided into three classes as nearly equal in number as possible. Each director is selected to a three year term or until a successor is elected and qualified.

   The three nominees proposed for election at the Meeting are Albert H. Eckert, II, William S. McMinn and Jack W. Schweiger. All nominees named are presently directors of the Company and the Association. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

   In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy, if executed and returned, will be voted "FOR" the election of all nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to Nominees, Continuing Directors and Certain Executive Officers

   The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and the Named Executive Officers, as defined below, as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Association and the year in which their terms (or, in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and the Named Executive Officers and all directors and executive officers as a group as of the Record Date.

                                                                           Shares of
                                                                             Common
                                                               Expiration    Stock      Percent
       Name and Principal Occupation at               Director of Term as Beneficially     of
       Present and for Past Five Years         Age(1) Since(2)  Director    Owned(3)    Class(4)
---------------------------------------------  ------ -------- ---------- ------------  --------
NOMINEES

Albert H. Eckert, II(5)                          67     1956      2003      239,446(6)    4.43%
President and Chief Executive Officer of the
 Company and the Association; Member of the
 Advisory Board of the Pittsburgh Symphony
 Society; Director of the University of
 Pittsburgh Business Alumni Association and
 Trustee of the Western Pennsylvania Chapter
 of the Leukemia Society of America

                                                  (Continued on following page)

                                                                           Shares of
                                                                             Common
                                                               Expiration    Stock      Percent
       Name and Principal Occupation at               Director of Term as Beneficially     of
       Present and for Past Five Years         Age(1) Since(2)  Director    Owned(3)    Class(4)
---------------------------------------------  ------ -------- ---------- ------------  --------
NOMINEES
William S. McMinn                                43     1989      2003       19,162(7)     .35%
Treasurer of the Company and the Association;
 Senior Executive Vice President, Aon Risk
 Services, Inc. of Pennsylvania, an
 international employee benefit consulting
 firm
Jack W. Schweiger                                60     1995      2003       34,415(7)     .64%
Independent builder and developer
 specializing in custom homes; formerly Vice
 President and Regional Production Manager of
 Ryan Homes, Inc.
CONTINUING DIRECTORS
Robert C. Baierl                                 50     1987      2001       21,484(7)     .40%
Secretary of the Company; President and Owner
 of Wright Contract Interiors, a full service
 contract interior firm
Jeffrey M. Hinds                                 42     1994      2001      139,315(8)    2.58%
Executive Vice President and Chief Financial
 Officer of the Company; Executive Vice
 President and Chief Financial Officer of the
 Association
Thomas J. Jackson, Jr.                           65     1974      2001       18,510(7)     .34%
Retired Attorney; Chairman of the Board of
 Directors of Suburban General Hospital;
 member of the Board of Directors of Western
 Pennsylvania Health Care System
Theodore R. Dixon                                65     1995      2002       21,782(7)     .40%
President and owner of the Dixon Agency, a
 real estate appraisal firm
David F. Figgins                                 70     1971      2002       26,674(7)     .49%
Vice President of the Company; retired Vice
 President of Marshall Contractors, Inc.;
 Director of Liberty Mutual Insurance Company
 and Liberty Financial Services
Peter E. Reinert(5)                              41     1995      2002       17,593(7)     .33%
Partner with the law firm of Akerman,
 Senterfitt & Eidson, P.A., Orlando, Florida;
 Previously, Senior Counsel for General
 Electric Appliances
Stock ownership of all directors and
 executive officers as a group (9 persons)       --       --        --      538,381(9)    9.95%

--------------------
(1)  At December 31, 1999.
(2) Includes years of service as a director of the Company's wholly owned subsidiary, the Association, if applicable.
(3) Each person or relative of such person whose shares are included herein exercises sole (or shared with spouse, relative or affiliate) voting or dispositive power as to the shares reported.
(4) Percentages with respect to each person or group of persons have been calculated on the basis of 5,104,763 shares of the Company's stock outstanding and entitled to vote as of the record date, plus the number of shares of stock which such person or group of persons has the right to acquire within 60 days of the record date by the exercise of stock options.
                                                  (Continued on following page)

(5)  Mr. Reinert is the nephew of Mr. Eckert.
(6) Includes 34,384 shares awarded to Mr. Eckert under the Bell Federal Savings and Loan Association of Bellevue 1996 Master Stock Compensation Plan, as amended and restated on May 19, 1997 ("Stock Compensation Plan") as to which voting may be directed by Mr. Eckert and 128,616 shares which may be acquired through the exercise of stock options, which are exercisable, currently or within 60 days, granted to Mr. Eckert under the First Bell Bancorp, Inc. 1996 Master Stock Option Plan, as amended and restated on May 19, 1997 ("Stock Option Plan").
(7) Includes 1,260 shares awarded to each outside director under the Stock Compensation Plan as to which voting may be directed by such director, and 12,860 shares which may be acquired through the exercise of stock options which are exercisable, currently or within 60 days, under the Stock Option Plan.
(8) Includes 13,760 shares awarded to Mr. Hinds under the Stock Compensation Plan as to which voting may be directed by Mr. Hinds and 85,740 shares which may be acquired through the exercise of stock options, which are exercisable, currently or within 60 days, granted to Mr. Hinds under the Stock Option Plan.
(9) Includes 56,964 shares held in trust for the directors and executive officers under the Stock Compensation Plan as to which voting may be directed by them and 304,376 shares which may be acquired through the exercise of stock options, which are exercisable, currently or within 60 days, granted to directors and executive officers under the Stock Option Plan.

Meetings of the Board of Directors and Committees of the Board

   The Board of Directors conducts its business through meetings of the Boards of the Company and the Association and through activities of its committees. The Board of Directors of the Company meets quarterly and the Board of Directors of the Association meets monthly. Regular meetings may be supplemented with special meetings as needed. During 1999, the Board of Directors of the Company held four regular meetings and four special meetings. All directors of the Company attended at least 75% in the aggregate of the total number of the Company's board meetings held and committee meetings on which such directors served during fiscal 1999.

   The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

   Executive Committee. The Executive Committee of the Company consists of Messrs. Eckert, Hinds, Figgins, Jackson and Baierl. The Executive Committee has the authority to exercise all the powers of the Board of Directors between board meetings. The Executive Committee did not meet in fiscal 1999.

   Audit Committee. The Audit Committee of the Company consists of Messrs. Dixon, Schweiger and Jackson. The Audit Committee is responsible for reviewing and reporting to the Board of Directors on the Company's and its subsidiaries' financial condition, reviewing reports from internal and independent auditors and analyzing loan review reports. The committee meets as needed, and at least on an annual basis. The Audit Committee met one time in fiscal 1999.

   Nominating Committee. The Company's Nominating Committee consists of Messrs. Baierl, Dixon and Hinds. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company's Annual Meeting of Stockholders. The Company's bylaws also provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely written notice to the Secretary of the Company. The stockholders' notice of nominations must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. See "Additional Information--Notice of Business to Be Conducted at an Annual Meeting." The Nominating Committee met one time in fiscal 1999.

   Compensation/Benefits Committee. The Company's Compensation/Benefits Committee consists of Messrs. McMinn, Baierl and Figgins. This committee meets to establish compensation for the Chief Executive Officer, approves the compensation of senior officers and various compensation and benefits to be paid to employees and to review the incentive compensation programs when necessary. See "Executive Compensation--Compensation Committee Report on Executive Compensation." The Compensation/Benefits Committee met four times in 1999.

Directors' Compensation

   Directors' Fees. The directors of the Company received an annual retainer of $10,000 and each outside director received $50 for each committee meeting attended. The directors of the Association received an annual retainer of $5,000 and each outside director received $50 for each committee meeting attended. Effective January 1, 1999, only outside directors receive the annual retainers from the Company and the Association. Directors are not reimbursed for expenses incurred related to their attendance at board or committee meetings.

   Directors' Deferred Compensation Plan. The Association maintains the Bell Federal Savings and Loan Association of Bellevue Deferred Compensation Plan for Directors (the "Directors' Deferred Plan"). The Directors' Deferred Plan is an unfunded plan that permits members of the Board of Directors to defer all or a percentage of fees earned by written election until termination of service as a director. Pursuant to this plan, the Association maintains passbook savings accounts which represent the aggregate of all sums deferred by each outside director participating in the Directors' Deferred Plan, which is credited quarterly with a payment equal to the participant's directors' fees earned and interest equal to that paid by the Association on a standard passbook savings account. Once a participant has terminated service with the Board of Directors or attained age 65, such participant is paid principal and interest to date in annual installments based on an election by the participant. Mr. Eckert also participates in the Directors' Deferred Compensation Plan. Amounts deferred by Mr. Eckert were credited to a Rabbi Trust established by the Association for the benefit of Mr. Eckert. See "Rabbi Trust."

   Stock Option Plan. Under the Stock Option Plan maintained by the Company, grants of options to purchase the Company's common stock may be made to directors. There were no grants made to directors in fiscal 1999.

   Stock Compensation Plan. Under the Stock Compensation Plan maintained by the Association, grants of common stock of the Company may be made to directors. There were no grants made to directors in fiscal 1999.

Executive Compensation

   The report of the compensation committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, and except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   Compensation Committee Report on Executive Compensation. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and such executive officers include the use of tables and a report explaining the rationale and consideration that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation/Benefits Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

   General. The Company is the parent of the Association and does not pay any cash compensation to its executive officers. The Board of Directors of the Company has established the Compensation/Benefits Committee (the "Committee") consisting of Messrs. McMinn, Baierl and

Figgins, who are Treasurer, Secretary and Vice President of the Company, respectively, for which positions such Directors receive no additional compensation.

   A separate committee, the Salary Review Committee of the Association, was responsible for establishing the 1999 compensation and benefits for the executive officers of the Association and for reviewing recommendations of management for the compensation and benefits of other officers and employees of the Association. The Salary Review Committee consists of Messrs. McMinn, Baierl, Figgins and Eckert, who is a non-voting member. Messrs. Baierl and Figgins are not officers of the Association. Mr. McMinn is the Treasurer of the Association but receives no additional compensation. The actions of the Salary Review Committee are ratified by the Association's Board of Directors. Mr. Eckert did not participate in establishing his compensation and benefits.

   Compensation Policies. The Committee has established the following goals for compensation programs impacting the executive officers of the Company and the Association:

   . to provide compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance, thus allowing the Company to retain high quality executive officers who are critical to the Company's long-term success;

   . to motivate key executive officers to achieve strategic business initiatives and reward them for their achievement; and

   . to provide motivation for the executive officers to enhance stockholder value by linking their compensation to the value of the Company's Common Stock.

   The Salary Review Committee established the factors and criteria upon which the executive officers' compensation was based and how such compensation relates to the Association's performance, general compensation policies, competitive factors and regulatory requirements. The Committee's compensation policies are designed to reward and provide incentive for executives based upon achievement of individual and Association goals. If compensation would exceed $1 million, the Company would comply with the requirements of Section 162(M) of the Internal Revenue Code, if applicable.

   For purposes of determining the competitive market for the Association's executives, the Committee reviewed the compensation paid to top executives of financial institutions with total assets in a range of the Association's total asset size and performance results comparable to those of the Association. This information was derived from peer group data as summarized in the "1998 Watson Wyatt Financial Institutions Compensation Survey," and the "1997 New York Bankers Association Northeast Banking Industry Compensation Survey." The value of Long-term Incentive Compensation is based on the value of the restricted stock awards at grant value and the value of the stock options is determined by using the Black Scholes formula. The peer group used in benchmarking compensation is composed of many of the same institutions used in the peer group for the stock performance graph.

   The compensation package available to executive officers is composed of:
(i) base salary and (ii) long-term incentive compensation.

   Base Salary. In determining salary levels for the named executive officers, the Committee considers the entire compensation package, including the potential equity compensation provided under the Company's stock plans. The Committee meets as needed to review the appropriateness of the executive's base salary annually. The level of any salary increase is based on the executive's job performance over the year in conjunction with the Company goals of growth and profitability. Salary levels are intended to be competitive with comparable financial institutions in the Company's peer group.

   Long-Term Incentive Compensation. In 1996, the Company adopted the 1996 Master Stock Option Plan, as amended and restated on May 19, 1997 and the 1996 Master Stock Compensation Plan, as amended and restated on May 19, 1997 under which executive officers may receive grants and awards. Awards to officers of the Company or the Association under the Stock Compensation Plan are subject to the Company achieving certain performance goals. The performance goals are subject to change annually and are currently based on earnings per share, asset quality and regulatory classification. The Committee believes that stock ownership is a significant incentive in building stockholder value and aligning the interests of employees with those of stockholders. Stock options and stock awards under such plans are allocated by the Committee based upon the Company's fiscal responsibility, regulatory practices and policies, the practices of other comparable financial institutions, as verified by external surveys and based upon the executive officers' level of responsibility, and contributions to the Company and the Association. In the event that an award recipient ceases service due to death, disability, or a change in control of the Company or the Association, all stock awards granted under the Stock Compensation Plan immediately vest. Additionally, in the event of a change in control, or, if the recipient of stock options ceases service due to death or disability, all stock options granted under the Stock Option Plan will immediately vest. No awards were made in fiscal year 1999 under the Stock Option Plan or the Stock Compensation Plan.

   Compensation of the Chief Executive Officer. The Company and the Association have entered into employment contracts with Mr. Eckert. The details of the employment contract were determined based on a review of industry practice and discussions with consultants specializing in employment and compensation matters. Mr. Eckert's base salary is payable pursuant to his employment contract. See also, "Employment Agreements" for a detailed description of the employment contract. The Salary Review Committee, after taking into consideration the factors discussed above, increased Mr. Eckert's annual base salary by 5% to $209,385 for 1999, which is comparable to other institutions in the Association's peer group. In addition, effective January 1, 1999, Mr. Eckert no longer receives separate Board of Director retainer fees.

  Compensation/Benefits Committee           Salary Review Committee
    William S. McMinn (Chairman)          William S. McMinn (Chairman)
          Robert C. Baierl                      Robert C. Baierl
          David F. Figgins                      David F. Figgins

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of Messrs. McMinn, Baierl and Figgins. Mr. McMinn is Treasurer of the Company and the Association. Mr. Baierl is Secretary of the Company and Mr. Figgins is a Vice President of the Company. Messrs. McMinn, Baierl and Figgins were also members of the Board of Directors and the Salary Review Committee of the Association. During fiscal year 1999, certain members of the Compensation Committee engaged in certain transactions with the Company which are described in "Indebtedness of Management and Transactions with Certain Related Persons" below.

   Stock Performance Graph. The following graph shows an annual comparison of stockholder return on the Company's Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies on the NASDAQ Total Return Index, SNL Thrift Index and SNL $500M-$1B Thrift Index for the period beginning on June 29, 1995, the day the Company's Common Stock began trading, through December 31, 1999. The graph was derived from historical information and as a result, may not be indicative of possible future performance of the Company's Common Stock. The data was supplied by SNL Securities, LP

                     Comparison of Cumulative Total Return
                    Among the Company, NASDAQ Total Return
           Index, SNL Thrift Index and SNL $500M to $1B Thrift Index
                             [graph appears here]

                                                       Period Ending
                                   -----------------------------------------------------
Index                              06/29/95 12/31/95 12/31/96 12/31/97 12/31/98 12/31/99
-----                              -------- -------- -------- -------- -------- --------
First Bell Bancorp, Inc.            100.00   110.31   136.24   200.01   166.92   168.27
NASDAQ--Total US*                   100.00   114.26   140.58   172.25   242.67   441.13
SNL Thrift Index                    100.00   122.44   159.54   271.47   238.76   195.04
SNL $500M-$1B Thrift Index          100.00   118.06   146.40   247.29   226.87   185.47

   Summary Compensation Table. The following table shows, for the fiscal years ended December 31, 1999, 1998 and 1997, the cash compensation paid by the Association, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and those executive officers of the Company who received an amount in salary and bonus in excess of $100,000 (the "Named Executive Officers").

                                                                 Long-Term
                                Annual Compensation            Compensation
                          -------------------------------- ---------------------
                                                                  Awards
                                                           ---------------------
                                                                      Securities
                                                 Other     Restricted Underlying    All
                                                 Annual      Stock     Options/    Other
        Name and                Salary  Bonus Compensation   Awards      SARs     Compen-
   Principal Position     Year  ($)(1)   ($)     ($)(2)      ($)(3)     (#)(4)   sation ($)
   ------------------     ---- -------- ----- ------------ ---------- ---------- ----------
Albert H. Eckert, II      1999 $206,056  $--      $--         $--        $--      $68,007(5)
President and             1998  197,619   --       --          --         --       69,893
Chief Executive Officer   1997  190,041   --       --          --         --       88,982

Jeffrey M. Hinds          1999 $109,628  $--      $--         $--        $--      $67,497(5)
Executive Vice President  1998  106,162   --       --          --         --       69,042
and Chief Financial
 Officer                  1997  102,717   --       --          --         --       87,791

--------------------
(1) Includes compensation deferred at the election of Messrs. Eckert and Hinds through the Association's 401(k) Plan. Also includes directors' fees of $15,000 and $15,000 received in 1998 and 1997 by Messrs. Eckert and Hinds, respectively.
(2) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus, respectively, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements or (e) preferential discounts on stock.
(3) Restricted stock awards are valued at the market value as of the date of grant. Dividends are paid on restricted shares at the same rate paid to all stockholders. While no grants were made in 1999, 1998 or 1997, the above executives held the following shares of restricted stock valued at December 31, 1999 at a market value of First Bell Bancorp, Inc. common stock of $15.25 per share.

                             Number of Shares Market Value on 12/31/99
                             ---------------- ------------------------
       Albert H. Eckert, II       34,384              $524,356
       Jeffrey M. Hinds           13,760              $209,840

  The remaining restricted stock vests in two equal annual amounts commencing on April 29, 2000. When shares become vested and are distributed, the recipient will also receive an amount equal to accumulated dividends and earnings thereon (if any). All awards vest immediately upon termination due to death, disability or a change of control. The plan share awards to Messrs. Eckert and Hinds are subject to the achievement of certain performance goals established by the Committee, in addition to the vesting requirement. See "Compensation Committee Report on Executive Compensation."
(4) See "Fiscal Year-End Options/SAR Values" table for a discussion of options granted under the Stock Option Plan.
(5) Includes (a) $2,493 and $2,182 contributed by the Association under the Association's 401(k) Plan to the account of Messrs. Eckert and Hinds, respectively, during 1999 and (b) $65,514 and $65,315 representing the value of shares allocated under the ESOP for the benefit of Messrs. Eckert and Hinds, respectively, during 1999 based on the closing price of the shares on the Nasdaq market at December 31, 1999.

   Employment Agreements. The Company and the Association have entered into employment agreements with Messrs. Eckert and Hinds (the "Executives"). These employment agreements are intended to ensure that the Company and the Association will be able to maintain a stable and competent management base. The continued success of the Company and the Association depends to a significant degree on the skills and competence of the Executives.

   The Company's and the Association's employment agreements (collectively, the "Employment Agreements") provide for three-year terms for Mr. Eckert and for Mr. Hinds. The Employment Agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreements for an additional year so that the remaining terms shall be the amount of the original terms, unless written notice of non-renewal is given by the

Board of Directors after conducting a performance evaluation of the Executive. The Employment Agreements provide that the Executive's base salary will be reviewed annually. In this regard, the current base salaries of Messrs. Eckert and Hinds are $209,385 and $110,774, respectively. In addition to base salary, the employment agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The Employment Agreements provide that the Executive may have their employment terminated by the Company or the Association for cause as defined in the Employment Agreements at any time. In the event the Company or the Association chooses to terminate the Executive's employment for reasons other than for cause or for disability, or in the event of the Executive's resignation from the Company and the Association upon (i) failure to re-elect the Executive to his current offices, (ii) a material change in the Executive's functions, duties or responsibilities, (iii) a relocation of the Executive's principal place of employment by more than 30 miles, (iv) a material reduction in the benefits and perquisites to the Executive, (v) liquidation or dissolution of the Company or the Association or (vi) a breach of the Employment Agreement by the Company or the Association, the Executive or, in the event of death, his beneficiary would be entitled to an amount equal to the remaining salary payments under the Employment Agreement and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Company or the Association during the remaining term of the Employment Agreement. The Company and the Association would also continue the Executive's life, health and disability coverage for the remaining term of the Employment Agreement.

   Under the Employment Agreements, if the Executive's employment is terminated, voluntary or involuntary, following a "change in control" of the Company or the Association, as defined in the Employment Agreements, the Executive or, in the event of death, his beneficiary would be entitled to a severance payment equal to the greater of (i) the payments due for the remaining terms of the Employment Agreements or (ii) three times his average annual compensation over the five (5) years preceding his termination of employment, as determined by the respective terms of the Employment Agreements. Annual compensation includes base salary, commissions, bonuses, contributions on behalf of the Executive to any pension and profit sharing plan, severance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive. In addition, the Company and the Association would continue the Executive's life, health and disability coverage for a 36 month period following the change of control.

   Payments to the Executive under the Association's Employment Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Association. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements would be paid by the Association or the Company, respectively, if such Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. It is expected that the Company and the Association would indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

   Payments and benefits under the Company Employment Agreement together with payments under other benefit plans may constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), resulting in the imposition of an excise tax on the Executive and denial of the deduction for such excess amounts to the Company and the Association. If it is determined that an excise tax is imposed by Section 4999 of the Code, the Company Employment Agreement provides that the Executive will be reimbursed for the excise tax along with any interest or penalties charged as a result of the excise tax.

   In the event of a change in control, Messrs. Eckert and Hinds would receive three times the executive's annual compensation plus a severance payment equal to other non-cash benefits provided for under the Employment Agreements, including continued reimbursement of automobile expense, and life, health and disability coverage for a 36 month period consistent with the amounts paid for the executive prior to the change of control.

   The Company and the Association will require any successor or assignee to all or substantially all of the assets or business of the Company or the Association, respectively, to assume and agree to perform the Employment Agreements.

   If the Executive's employment is terminated under the Employment Agreements pursuant to an Event of Termination (as defined in the Employment Agreements), the Executive may not work, advise or consult with any business that competes directly or indirectly with the Company or the Association for one year following his termination of employment. In addition, the Executive may not engage any person employed by the Company or the Association in an employment or other contractual relationship for one year following the termination of the Employment Agreement without the approval of the Chief Executive Officer of the Company. Notwithstanding the foregoing, the foregoing restrictions will no longer apply to the Executive upon the occurrence of a change of control.

   Payments pursuant to the Employment Agreements will be allocated in proportion to the services rendered and duties performed by the Executive with respect to the Company and to the Association. To the extent that payments and benefits are paid to or received by Executive under the Company Employment Agreement, such compensation payments and benefits will be subtracted from any amounts due simultaneously to the Executive under similar provisions of the Association Employment Agreement.

   Rabbi Trust. On November 16, 1998, the Board of Directors approved the establishment of Rabbi Trusts to provide for the payment of benefits to Mr. Eckert under the Directors' Deferred Compensation Plan, the Supplemental Executive Retirement Plan and the severance benefits payable pursuant to the Employment Agreements in the event of a change of control. All severance payments due to Mr. Hinds pursuant to the Employment Agreements in the event of a change in control will also be held in a Rabbi Trust. The Company adopted the Rabbi Trusts during the fourth quarter of 1999.

   The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                  Value of Unexercised
                        Number of Securities          In-the-Money
                       Underlying Unexercised        Options/SARs at
                           Options/SARs at           Fiscal Year End
                      Fiscal Year End (#)(1)(2)       ($)(1)(2)(3)
                      ------------------------- -------------------------
        Name          Exercisable Unexercisable Exercisable Unexercisable
    ------------      ----------- ------------- ----------- -------------
Albert H. Eckert, II    96,462       64,310      $438,601     $292,410
Jeffrey M. Hinds        64,305       42,872      $292,387     $194,934

--------------------
(1)  No options were exercised by Messrs. Eckert or Hinds in fiscal 1999.
(2)  The market price on December 31, 1999 was $15.25.
(3) Based on the market value of the underlying Common Stock at the 1999 fiscal year end, minus the exercise price.

   Retirement Plan. The Association maintained the Bell Federal Savings and Loan Association of Bellevue Employee's Pension Plan (the "Retirement Plan"), which was a noncontributory defined benefit pension plan, for the benefit of substantially all of the employees of the Association. On December 21, 1998, the Retirement Plan was terminated pending Internal Revenue Service approval. Internal Revenue Service approval was subsequently received and the plan assets were distributed out of the Retirement Plan in May, 1999.

   Supplemental Executive Retirement Plan. The Association maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") for certain employees and their beneficiaries whose benefits under the Retirement Plan were reduced by reason of certain amendments to the benefit formula under the Retirement Plan. Benefits under the SERP, which can range from $0-$60,000 annually, are determined by calculating the projected benefit under the formula set forth in the Retirement Plan as of January 1, 1983 and then subtracting the projected benefit under the benefit formula in effect in fiscal 1992. The amount actually accrued for the year is tied to the Association's return on assets. One hundred percent of the accrued benefit will be paid if the Association realizes a return on assets greater than 1.0%. A pro rata percent of the accrued benefit will be paid for a return on assets of between 75 to 100 basis points. No benefit is payable under the SERP for a return on assets of less than 75 basis points.

   Effective December 1, 1998, the SERP was amended to provide that a participant could elect an in-service distribution of his SERP benefit in annual payments over a 10 year period. Benefits will continue to accrue as long as a participant remains employed by the Association whether or not payments have commenced. Upon a change of control, payments of accrued benefits will be made to the participant in a lump sum payment. As of December 31, 1999, a total of $420,982 was accrued for future payment under the SERP and held in a Rabbi Trust for the benefit of the participant. See "Rabbi Trust." Currently, Mr. Eckert is the only participant in the SERP.

Indebtedness of Management and Transactions with Certain Related Persons

   The Association extends credit to certain directors, officers and employees of the Company, as well as to members of their immediate families, in connection with mortgage loans, revolving lines of credit and other extensions of credit. The Association's policy provides that all loans made by the Association to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collection or present other unfavorable features.

   During 1999, the Association utilized the services of or purchased goods from companies with whom directors of the Company are associated. The Association paid: $169,055 for appraisal services to the Dixon Agency of which Mr. Dixon is the sole proprietor; $135,982 for Pension Plan actuarial services and insurance renewals to Aon Risk Services, Inc. of which Mr. McMinn is a Senior Executive Vice President; $16,452 for office furnishings to Wright Contract Interiors of which Mr. Baierl is President; and $1,160 for legal services to the law firm of Akerman, Senterfitt & Eidson, P.A. of which Mr. Reinert is a Partner.

                    PROPOSAL 2. RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

   The Company's independent auditors for the fiscal year ended December 31, 1999 were Deloitte & Touche LLP. The Company's Board of Directors has reappointed Deloitte & Touche LLP to continue as independent auditors for the Company and the Association for the fiscal year ending December 31, 2000 and is requesting ratification of such appointment by the stockholders.

   Representatives of Deloitte & Touche LLP will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

   Unless marked to the contrary, the shares represented by the enclosed proxy will be voted "FOR" ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                       PROPOSAL 3. SHAREHOLDER PROPOSAL

   A shareholder ("Shareholder") has given the Company notice of its intention to introduce the following proposal for consideration and action by stockholders at the Annual Meeting. An identical proposal was voted on by stockholders at last year's annual meeting and was defeated. The proposed resolution and accompanying statement have been provided by the Shareholder and the Board of Directors disclaims any responsibility for the contents thereof. The affirmative vote of at least a majority of the Company's outstanding Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the proposal. If you would like additional information about the Shareholder and the number of shares owned by the Shareholder please contact the Corporate Secretary, c/o 532 Lincoln Avenue, Pittsburgh, Pennsylvania 15202.

                                   PROPOSAL

           RESOLVED, it is recommended that the Board of Directors of First Bell Bancorp, Inc. ("Company") take the necessary steps to achieve a sale or merger of the Company on terms that will maximize stockholder value.

                             SUPPORTING STATEMENT

   Shareholder believes that the Company could potentially achieve an acquisition price well in excess of its current stock price. As set forth below, if the Company achieved the average acquisition multiples obtained in 1999 by thrifts in two of the Company's peer groups, the Company could potentially obtain an acquisition price between $20.30 and $39.66 per share.

   Shareholder compared the Company's book value and earnings per share ("EPS") with the acquisition ratios for two of the Company's peer groups:
"Regional Peer Group" and "Asset-Size Peer Group". Based upon summary statistics for mergers announced in 1999, Shareholder derived the Median Average Announced Price/Book Ratio ("Price/Book") and the Median Average Announced Price/Last Twelve Months EPS Ratio ("Price/EPS") for both of these peer groups. Shareholder then derived an average of both peer groups' respective Price/Book ("Average Price/Book") and Price/EPS ("Average Price/EPS") and multiplied the applicable peer groups average ratios times the Company's (a) book value ("Company Book Value") and (b) last twelve months diluted EPS ("Company EPS").

  Company Stock Price (11/16/99) $16.06
  Company Book Value (9/30/99)   $10.72
  Company Price/Book             149.81%
  Average Price/Book             189.38%
  POTENTIAL ACQUISITION PRICE    $20.30
  Company EPS (9/30/99)           $1.52
  Company's Price/EPS            10.57X
  Average Price/EPS              26.09X
  POTENTIAL ACQUISITION PRICE    $39.66

   The "Regional Peer Group" consists of 10 thrifts with total assets ranging from $68 million to $2.5 billion located in Pennsylvania, New Jersey and New York for which acquisitions were announced from January through August of 1999 and for which multiples were publicly available.

   The "Asset-Size Peer Group" consists of 14 thrifts with total assets between $250 million and $1 billion for which acquisitions were announced from January through November of 1999 and for which multiples were publicly available. These thrifts were located nationwide and included three thrifts in the Regional Peer Group.

   Based upon information provided by SNL Securities L.C., the following table shows the Price/Book and Price/EPS multiples for both of the peer groups:

                                        Price/Book Multiples
                          -------------------------------------------------------------------------------
                           Low                                 High                               Median
                          ------                              ------                              ------
Regional                  114.65%                             225.01%                             168.12%
Asset-Size                133.24                              371.84                              210.64
                                        Price/EPS Multiples
                          -------------------------------------------------------------------------------
                           Low                                 High                               Median
                          ------                              ------                              ------
Regional                   13.72x                              47.77x                              27.29x
Asset-Size                 18.29                               42.86                               24.89

   Although the Company may or may not achieve any of the individual acquisition multiples achieved within or between the peer groups, Shareholder believes that the most reliable way to apply these acquisition multiples to the Company is to use an average of such multiples. In Shareholder's opinion, the use of average multiples between the peer groups lessens any potential skewing effect that may result from individual multiples. None of the thrifts that comprise the peer groups are identical to the Company and no independent evaluation of the Company's assets and liabilities has been made. The "Potential Acquisition Price" is based entirely on the mathematical application of the average multiples discussed above and may not represent realizable value. Shareholder's analysis is not the only method to predict the Company's potential acquisition price and does not necessarily represent the price an acquirer would be willing to pay in a transaction. Assumptions need to be made with regard to industry performance, business and economic conditions.

Board of Directors' Statement in Opposition to the Proposal

   Your Board of Directors believes that this proposal would not serve the best interests of the Company's stockholders and, in fact, believes that adoption of the proposal would be detrimental to their interests. Since 1998, there has been a dramatic decline in thrift merger and acquisition volume, which your Board of Directors believes is due in large part to the dramatic decline in thrift equity prices. The interests of the stockholders of the Company would not be served by initiating a sale or merger process at a time when pricing multiples have been adversely affected by the very poor market for bank and thrift stocks.

   Your Board of Directors shares in any frustration that you may have that our strong financial performance and proactive capital management program have not been able to overcome the strong negative pressure that market conditions have exerted on the Company's stock. We remain optimistic that our efforts will be rewarded when the general bank and thrift stock market improves. It is worth noting that in 1994, the Federal Reserve tightened the Federal Funds Rate from 3.0% to 6.0%, which caused a decline in financial stocks while rates were rising. Financial stocks enjoyed a 65% to 70% recovery after the rate hikes were completed. While there is no guarantee of such a recovery this time, your Board of Directors and management believe that history supports our view that financial stocks are well positioned for a recovery when inflation and interest rate fears subside.

   However, as evidenced by the accompanying chart, the Company's stock fared considerably better in 1999 than it's Peer Group.*
                             [GRAPH APPEARS HERE}

* Peer Group figures are Medians and include Ambanc Holding, GA Financial, Northeast Pennsylvania Financial Corp, Parkvale Financial Corp., PennFed Financial Services, TF Financial Corp., Thistle Group Holdings, Warwick Community Bancorp, Fidelity Bancorp, Laurel Capital Group, Pittsburgh Home Financial and WVS Financial

   The initiation of a public sale or merger process as recommended by the Shareholder would be an ill timed effort to sell the Company when potential buyers are not likely to be willing to pay an adequate premium for your Company's franchise. Your Board of Directors recommends a vote "AGAINST" the proposal for these reasons and the reasons stated below.

1. The acquisition values for the Common Stock presented in the Shareholder's supporting statement may not represent realizable values.

   Thrift merger and acquisition activity slowed considerably in 1999 as thrift equity prices declined. The chart below sets forth the dramatic reduction in the dollar volume of thrift merger transactions in 1998 and 1999.
                             [GRAPH APPEARS HERE}

   Source: SNL Securities, L.P.

   The valuation methodologies used in the shareholder's supporting statement rely on the average multiples of a number of thrift acquisition transactions, only one of which was in the Company's market area. The use of implied ranges of acquisition values for the Company is, at best, an incomplete method of deriving a realistic estimate of a thrift's acquisition value. No merger transactions have occurred in 1999 or 2000 among the Company's peer group of Pennsylvania thrifts. It is fundamentally inadequate to rely solely on valuation methodologies such as these to estimate acquisition prices. A comparable multiple type analysis such as that set forth by the Shareholder is useful only in the context of a larger analytical exercise which involves research on potential purchasers, their acquisition strategies and their financial ability to pay for a target, as well as alternative measures of value such as the value of the Company's deposits and lending franchises and various discounted cash flow analyses.

2.   The Company's Operating Performance and Program for Building Stockholder
     Value

   Your Board of Directors have followed a program of building stockholder value while maintaining the financial soundness of the Company. Despite the poor condition of the thrift equity market, the Company delivered strong financial performance in 1999.

   . Increased earnings per share by an impressive 19.3% from 1998 to 1999. The chart below sets forth the Company's earnings per share since 1996, which shows cumulative average growth rate in earnings per share of 16.5%.



                             [GRAPH APPEARS HERE]

   . Increased profitability with a 12.50% return on average equity ("ROAE") and a .99% return on average assets ("ROAA") in 1999 as compared to an average ROAE of 9.79% and an average ROAA of .77% produced by the Company's Peer Group.

   . In July, 1999 your Company was recognized by the influential, respected and widely quoted, SNL Securities LLP ThriftINVESTOR publication as the seventh highest performing public thrift in the United States. This ranking was based on a measurement of profitability, efficiency, credit quality and earnings per share growth.

   . Completed three 5% and one 10% share repurchase programs since 1998, which together with the Company's prior share repurchases equals a total of 3,490,687 shares or 40.6% of the Company's stock issued when the Company went public in 1995. Your Board of Directors in February, 2000 approved an additional 10% share repurchase program. The Company's share repurchase programs enhance stockholder value by decreasing the number of outstanding shares of the Company's stock and providing liquidity to shareholders.

   . Your Board of Directors approved in February, 2000, a quarterly dividend for the first quarter of 2000 of $.12 per share, which is a 20% increase over prior quarterly dividends.

3. The Proposal Offered Is Not, in Your Board of Directors' Judgment, in the Best Interest of the Company and its Stockholders.

   Your Board of Directors takes seriously its duty to act in the best interest of all stockholders in managing and supervising the affairs of the Corporation. Maximizing stockholder value is considered by the Board of Directors to be the central component of that duty.

   As you know, all directors of the Company are also stockholders and share a commonality of interest with other stockholders. Members of your Board of Directors illustrated their confidence in the value of First Bell stock by increasing their stock equity ownership in the Company during 1999 and in early 2000. The directors, in aggregate, beneficially owned or controlled 538,381 shares of stock as of March 1, 2000, representing approximately 9.95% of the equity interest of the Company.

   Your Board of Directors believes that adoption of the proposal could prejudice the financial interests of stockholders. Although the proposal only requests that certain action be taken by the Board of Directors and does not obligate the Board of Directors to take action, the announcement that the proposal has been adopted could adversely affect the Company's relationships with its customers and employees by creating uncertainty about its future. In that event, revenues and profits and, in turn, stockholder value could decline.

   Most importantly, your Board of Directors should retain full discretion to consider all possible strategic alternatives for the Company's future in the best interests of all stockholders and should not be urged to pursue only one course of action at a point in time, particularly at a time when the equity prices for the thrift industry, as well as the entire financial industry, are depressed. The Board of Directors and management of the Company believe that the stock price of the Company will improve once the Federal Reserve completes its interest rate adjustments.

   Finally, your Board of Directors believes it is important that strategic planning is conducted confidentially. Should the Board of Directors in the future determine that a merger or other strategic transaction is in the stockholder's best interests, exploration of that possibility could proceed without disturbing ongoing valuable relationships. In this way, plans can be developed discreetly, without the fear of adverse publicity or disruptions of the public market for the Company's stock. The Board of Directors and management of the Company are firmly committed to increasing stockholder value and are always willing to consider suggestions for accomplishing this goal. The Board of Directors and management regularly evaluate steps that may be taken to maximize stockholder value and, to assist them in this process, the Company retains nationally recognized investment bankers Lehman Brothers and other third party advisors. Therefore, for all the reasons stated above, your Board of Directors urges stockholders to reject the proposal.

                                     * * *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THE FOREGOING SHAREHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THE PROXIES.

                            ADDITIONAL INFORMATION

Stockholder Proposals

   To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders to be held in 2001, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders attached to this Proxy Statement, not later than November 17, 2000. Any such proposal will be subject to 17 C.F.R. (S)240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to Be Conducted at an Annual Meeting
   The bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 90 days before the time originally fixed for such meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. The Company has not yet set a date for the Annual Meeting of Stockholders for 2001. Any proxy received by the Company may confer discretionary authority to vote on any stockholder proposal if not received by the Company 90 days prior to the date of the Annual Meeting of Stockholders for 2001.


Other Matters Which May Properly Come Before the Meeting

   The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

   Whether or not you intend to be present at the Meeting, you are urged to return your proxy promptly. If you are the record holder of your shares or have a legal proxy from the record holder of your shares and are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting.

A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO FIRST BELL BANCORP, INC., 300 DELAWARE AVENUE, SUITE 1704, WILMINGTON, DELAWARE 19801.

                                    By Order of the Board of Directors
                                    /s/Robert C. Baierl
                                    Robert C. Baierl
                                    Secretary

Wilmington, Delaware
March 17, 2000

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE


                                REVOCABLE PROXY
                           FIRST BELL BANCORP, INC.


                        ANNUAL MEETING OF STOCKHOLDERS
                          April 24, 2000 * 3:00 p.m.

     The undersigned hereby appoints Peter E. Reinert and Theodore R. Dixon, and each of them, as the true and lawful agents and proxies of the undersigned, with the power to appoint their substitute, and authorizes them to represent and to vote all shares of Common Stock of First Bell Bancorp, Inc. (the "Company") which the undersigned would be entitled in any capacity to vote at the Annual Meeting of Stockholders of the Company, to be held on April 24, 2000, at 3:00 p.m., Eastern Daylight Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania, and at any and all adjournments or postponements thereof, on the matters set forth herein, and, in their discretion, upon all matters incident to the conduct of the Meeting and upon such other matters as may properly be brought before the Meeting.


     You are encouraged to specify your choices by marking the appropriate boxes hereon, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations.


--------------------------------------------------------------------------------
       Your Board of Directors recommends a vote FOR Items 1 and 2 below
--------------------------------------------------------------------------------

                                                                    FOR ALL
                                           FOR        WITHHOLD       EXCEPT
1. The election as directors of all       [   ]        [   ]         [   ]
   nominees listed (except as marked
   to the contrary below):

Albert H. Eckert, II, William S. McMinn and Jack W. Schweiger

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

                                           FOR        AGAINST       ABSTAIN
2. Ratification of Auditors               [   ]        [   ]         [   ]

--------------------------------------------------------------------------------
        Your Board of Directors recommends a vote AGAINST Item 3 below.
--------------------------------------------------------------------------------

                                         AGAINST        FOR         ABSTAIN
3. Shareholder Proposal                   [   ]        [   ]         [   ]

     This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted "FOR" Items 1 and 2, and "AGAINST" Item 3.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please be sure to sign and date this Proxy in the box below.
--------------------------------------------------------------------------------


Date:____________________________________________________


_________________________________________________________
Stockholder sign above

_________________________________________________________
Co-holder (if any) sign above


--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.


                           FIRST BELL BANCORP, INC.

     Please sign your name as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt of Notice of said Meeting and of the Proxy Statement and Annual Report for First Bell Bancorp, Inc. is hereby acknowledged.


              PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY
                    IN THE POSTAGE-PAID ENVELOPE PROVIDED.